                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933
-----------------------------------------------------------------------------

Warrant No. PC-1                                  Number of Shares: See below.
Date of Issuance: July 28, 1999


                             POINTSHARE CORPORATION

                        Preferred Stock Purchase Warrant
                        --------------------------------

         Pointshare Corporation (the "Company"), for value received, hereby
                                       -------
certifies that Imperial Bancorp, or registered assignee (the "Registered
                                                              ----------
Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to that number of shares set forth below (as adjusted from time to time pursuant to the provisions of this Warrant, the "Number of Shares") of the class or series of stock of the Company sold by
     ----------------
the Company in its next Venture Capital Financing (the "Series Next Stock"), at
                                                        -----------------
a purchase price equal to the per share purchase price of the Series Next Stock in the next Venture Capital Financing; provided, however, if the next Venture Capital Financing does not close by December 31, 1999, this Warrant shall be exercisable for shares of the Company's Series B Preferred Stock at a purchase price of $1.25 per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the

"Warrant Stock" and the "Purchase Price" respectively.
--------------           --------------

         The Number of Shares purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, shall be equal to (i) Eight Thousand Seven Hundred Fifty Dollars ($8,750), divided by
(ii) the Purchase Price.

         As used herein, "Venture Capital Financing" means a sale of the
                           -------------------------
Company's equity securities by the Company to venture capital, corporate or institutional investors, in which the gross proceeds to the Company are greater than One Million Dollars ($1,000,000).

         This Warrant is issued pursuant to a Loan and Security Agreement dated July 15, 1998, as amended by that certain First Amendment and Waiver to Loan and Security Agreement dated as of July 5, 1999 and that certain Second Amendment to Loan and Security Agreement dated as of July 28, 1999 between the Company and the Registered Holder (collectively, the "Loan Agreement").
                                          --------------

     1.  Exercise.
         --------

         (a) Manner of Exercise. This Warrant may be exercised by the Registered
             ------------------
Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by
                        ---------
such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

         (b) Effective Time of Exercise. Each exercise of this Warrant shall be
             --------------------------
deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (c)  Net Issue Exercise.
              ------------------

              (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Warrant Stock computed using the following formula:

                                 X = Y(A - B)
                                     --------
                                         A

Where    X = The number of shares of Warrant Stock to be issued to the
             Registered Holder.

         Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

         A = The fair market value of one share of Warrant Stock (at the date of such calculation).

         B = The Purchase Price (as adjusted to the date of such calculation).

             (ii) For purposes of this Section 1(c), the fair market value of one share of Warrant Stock on the date of calculation shall mean:

                  (A) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

                  (B) if (A) is not applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(b) below, in which case the fair market value per share of Common Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.

         (d) Delivery to Holder. As soon as practicable after the exercise of
             ------------------
this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

              (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

              (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

     2.  Adjustments.
         -----------

         (a) Stock Splits and Dividends. If outstanding shares of the Company's
             --------------------------
Warrant Stock shall be subdivided into a greater number of shares or a dividend in Warrant Stock shall be paid in respect of Warrant Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Warrant Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase in effect immediately after such adjustment.

         (b) Reclassification, etc. In case of any reclassification or change
             ---------------------
of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock it other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon consummation if such Registered Holder had exercised this Warrant immediately thereto, all subject to further adjustment as provided in Section 2(a); and, in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

         (c) Adjustment Certificate. When any adjustment is required to be made
             ----------------------
in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth
(i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

     3.  Transfers.
         ---------
         (a) Unregistered Security. Each Registered Holder of this Warrant
             ---------------------
acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees
                                                   --------------
not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise (other than to its affiliates) in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

         (b) Transferability. Subject to the provisions of Section 3(a) hereof,
             ---------------
this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company provided, however,
   ---------                                                --------  -------
that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 10,000 shares (as adjusted pursuant to Section 2) of Warrant Stock hereunder.

         (c) Warrant Register. The Company will maintain a register containing
             ----------------
the name and addresses of the Registered Holder of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank,
          -----------------
the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

     4.  No Impairment. The Company will not, by amendment of its charter
         -------------
or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

     5.  Termination. This Warrant (and the right to purchase securities
         -----------
upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (a) July 28, 2004, (b) the sale, conveyance,
                ---------------
disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this
                                                         --------
Section 5(b) shall not apply to a merger effected exclusively for the purpose if changing the domicile of the Company, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

     6.  Notices of certain Transactions. In case the Company shall take a
         -------------------------------
record:

         (a) of the holders of its Common Stock (or the other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any transaction described in clause (b) or clause (c) of Section 5 hereof, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     7.  Reservation of Stock. The Company will at all times reserve and
         --------------------
keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant

Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     8.  Exchange of Warrants. Upon the surrender of the Registered Holder
         --------------------
of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      9.  Replacement of Warrants. Upon receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     10.  Notices. Any notice required or permitted by this Warrant shall
          -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     11. No Rights as Stockholder. Until the exercise of this Warrant, the
         ------------------------
Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12. No Fractional Shares. No fractional shares of Warrant Stock will
         --------------------
be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     13.  Amendment or Waiver. Any term of this Warrant may be amended or
          -------------------
waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

     14.  Headings. The headings in this Warrant are for purposes of
          --------
reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     15.  Market Stand-Off Agreement. The Registered Holder hereby agrees
          --------------------------
that, until January 12, 2002, during the period of duration specified by the Company or an underwriter of Common Stock or other securities of the Company, following the effective date of the first two registration statements of the Company filed under the Securities Act, he shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period; provided, however, that:
                                                   --------  -------
         (a) all executive officers and directors of the Company and holders of more than one percent of the Company's capital stock enter into similar agreements; and

         (b) such period shall not exceed one hundred eighty (180) days beginning the day after the effective date of such registration statement.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Registered Holder until the end of such period.

     16.  Registration Rights. The Company will use its best efforts to amend
          -------------------
the Investors' Rights Agreement (as defined below) such that upon exercise of this Warrant, the Warrant Stock shall be deemed to be "Registrable Securities" for purposes of Section 1.3 of the Amended and Restated Investors' Rights Agreement dated as of January 12, 1999 among the Company and the persons named therein (the "Investors' Rights Agreement"), and the Registered Holder shall
              ---------------------------
have all the rights, subject to all the obligations, of a holder of Registrable Securities pursuant to Section 1.3 of that certain Investors' Rights Agreement, and shall be treated for all purposes as a holder of Registrable Securities under and subject to the terms of Section 1.3 of the Investors' Rights Agreement.

     17.  Governing Law. This Warrant shall be governed, construed and
          -------------
interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

                              POINTSHARE CORPORATION


                              By:   /s/
                                    --------------------------
                              Address:    1300-114th Avenue SE
                                          Suite 100
                                          Bellevue, WA 98004

                              Fax Number: (425) 635-0301


Agreed and accepted:

IMPERIAL BANCORP

By:    /s/ J.P. Michael
       ----------------
Title: Vice President
       ----------------

                                   EXHIBIT A
                                   ---------

                                 PURCHASE FORM
                                 -------------

To:  Pointshare Corporation                        Dated:
                                                           ------------

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. PC-1 (the "Warrant"), hereby irrevocably elects to purchase

        shares of the Series            Preferred Stock covered by such Warrant
--------                     -----------
and herewith makes payment of $         ,representing the full purchase price
                               ---------
for such shares at the price per share provided for in such Warrant.

     The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section 15 of the Warrant and agrees to be bound by such provisions.

                                     Signature:
                                               -----------------------
                                     Name (print):
                                                  --------------------
                                     Title (if applic.):
                                                        --------------
                                     Company (if applic.):
                                                          ------------

                                   EXHIBIT B
                                   ---------

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED,
                        --------------------------------------------

hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series
                                                                   ----------
Preferred Stock covered thereby set forth below, to:

        Name of Assignee   Address/Fax Number      No. of Shares
        ----------------   ------------------      -------------



Dated:                          Signature:
      -----------------                   ------------------
                                          ------------------
                                Witness:
                                          ------------------